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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-53457) and related Prospectus of Sensormatic Electronics Corporation for the registration of 6,900,000 Depositary Shares, 690,000 shares of Preferred Stock and 8,837,090 shares of its common stock issuable upon conversion of the Preferred Stock and to the incorporation by reference therein of our reports dated August 14, 1997, with respect to the consolidated financial statements of Sensormatic Electronics Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


West Palm Beach, Florida
July 17, 1998